                                                                    EXHIBIT 10.3

                                CERTAIN INFORMATION HAS BEEN OMITTED UNDER A
                                CONFIDENTIAL TREATMENT REQUEST MADE PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



            MASTER OPTION AND LICENSE AGREEMENT FOR ATARI PC GAMES
            ------------------------------------------------------

         This Master Option and License Agreement (the "Agreement") is made and entered into the 27th day of March, 1996, by and among WMS INDUSTRIES INC. ("WMS"), a Delaware corporation with offices at 3401 North California Avenue, Chicago, Illinois 60618, and GT INTERACTIVE SOFTWARE CORP. ("GTIS"), a Delaware corporation with offices at 16 East 40th Street, New York, New York 10016.

                                  WITNESSETH:
                                  -----------

         WHEREAS, Williams Interactive Inc. ("WII"), a wholly-owned subsidiary of WMS, has entered into an agreement with Warner Communications Inc. for the acquisition of the stock of Atari Games Corporation ("AGC"); and

         WHEREAS, AGC is engaged in the business of designing, manufacturing and selling coin-operated amusement games and software products for dedicated home game systems and multipurpose home computers; and

         WHEREAS, GTIS is engaged in the business of publishing, manufacturing and distributing entertainment software products; and

         WHEREAS, GTIS desires to acquire certain rights from WMS and AGC and other subsidiaries of AGC with respect to Games, as such term is defined herein, and WMS desires to grant and to cause AGC to grant such rights to GTIS;

         NOW, THEREFORE, the parties hereto agree as follows:

             1.  DEFINITIONS.
                 ------------
              1.1. "Accepted Game" shall mean any Game with respect to which GTIS has received a license or has exercised an option to acquire a license provided for in Section 2 hereof.

              1.2. "AGC" shall have the meaning ascribed in the first recital of this Agreement.
              1.3. "Atari Game" shall mean (i) any game developed or acquired by or on behalf of AGC or entities which were affiliates of AGC prior to AGC being acquired by WII pursuant to the Stock Purchase Agreement, including, without limitation, those games listed on Schedule I hereto, and any adaptations of such games for other platforms, and (ii) any game currently in development or developed subsequent to such acquisition by or on behalf of AGC or a member of the Atari Group, or developed, in whole or in substantial part, by any person or persons who were employees of AGC or a member of the Atari Group as of the closing date of such acquisition and who are employees of any member of the WMS Group at the time of such development, and any adaptations of such games for other platforms. For purposes of this Section, employees shall be deemed to include independent contractors who work a substantial portion of their time at the facilities of any member of the WMS Group.

          1.4. "Atari Group" shall mean AGC, or any entity, a majority of whose capital stock is owned directly or indirectly by AGC or with respect to which during the term of this Agreement, AGC, directly or indirectly, has the legal power, without the consent of any third party, to direct the acquisition of rights to or exploitation of Games on Designated Multipurpose Computer Platforms.

        1.5. "Atari Home Computer Software Distribution and License Agreement" shall mean an agreement for the license of an Accepted Game for use solely on Designated Multipurpose Computer Platforms in the form of Exhibit A annexed
                                                          ---------
hereto, as the same may be amended from time to time by written agreement of the parties thereto.

        1.6. "Designated Multipurpose Computer Platforms" shall mean IBM PC or Apple Macintosh or other compatible multipurpose home computers which utilize floppy disks or CD-ROMs or other stand alone devices which may hereafter replace or supplement floppy disks or CD-ROMs in all operating systems now known or hereafter developed or designed for use on the aforesaid multipurpose home computers. Designated Multipurpose Computer Platforms shall not for purposes of this Agreement include dedicated home game systems, such as those marketed by Nintendo(R), Sega(R), Atari(R), Sony(R), etc.

        1.7.  "Early Termination Event" shall mean AGC ceasing to be at least
50.1 % owned by a member of the WMS Group, or the Atari Group transferring a majority of its intellectual property assets and licenses to a person or entity who is not a member of the WMS Group.

        1.8. "Effective Date" shall mean the date WII closes the acquisition of AGC pursuant to the Stock Purchase Agreement.

        1.9. "First Release" or "First Released" shall have the meaning ascribed in Section 2.4 hereof.

        1.10. "Game" shall mean any coin-operated video game (including kits), any home video game and any on-line game which is an Atari Game and which is released or intended to be released, by any member of the WMS Group for sale in commercial quantities in the normal course of business. Home video games shall include games designed for play on dedicated home game systems, such as those marketed by Nintendo, Sega, Atari, Sony, etc. as well as on multipurpose home computers, such as those marketed by IBM and Apple.

          1.11. "Game Version", or version of a Game, or any similar phrase, whether or not capitalized, shall mean the version of a Game designed to play on a specific Designated Multipurpose Computer Platform.

          1.12. "GTIS" shall mean GTIS or any affiliate of GTIS to whom any rights to exploit any Accepted Games granted hereunder may be sublicensed. An affiliate of GTIS shall refer to an entity, a majority of whose capital stock is owned directly or indirectly by GTIS or with respect to which during the term of this Agreement, GTIS, directly or indirectly, has the legal power without the consent of any third party to direct the manufacture, distribution or sale of Accepted Games.

          1.13. "GTIS Master Home Video Agreement" shall mean the GTIS Master Option and License Agreement (Home Video) dated March 31, 1995, as amended, among WMS, Williams Electronics Games, Inc., Midway Manufacturing Company, Williams Entertainment Inc. and GTIS.

          1.14. "GTIS Master PC Agreement" shall mean the GTIS Master
Option and License Agreement dated December 28, 1994, as amended, among WMS, Williams Electronics Games, Inc., Midway Manufacturing Company, Williams Entertainment Inc. and GTIS.

          1.15. "Master Atari Home Video Agreement" shall mean the Master Option and License Agreement for Atari Home Video Games being executed simultaneously herewith.

          1.16. "Master Disk" shall mean a CD-ROM disk or floppy disk or any other stand alone devices which may hereafter replace or supplant CD-ROM or floppy disks, containing the source code utilized by the Atari Group for an Accepted Game.

          1.17. "Milestones" shall mean the defined tasks in the process of the development of a Technically Acceptable Master Disk as are deemed sufficiently important such that the achievement of such tasks will entitle the developer to receive a payment, the amount of such payment, the standards for approval which will entitle that developer to receive such payment and the circumstances under which the development arrangement may be terminated prior to completion.

          1.18. "Minimum Guaranteed Advance Royalty" shall have the meaning ascribed in Section 3 hereof.

          1.19. "New Game Option Notice Date" shall have the meaning ascribed in Section 2.4 hereof.

          1.20. "Option Period" shall mean the period commencing on the Effective Date and ending on the earlier to occur of (i) the expiration date, including any extensions thereof, of GTIS' first option to acquire licenses pursuant to Section 2.1 of the GTIS Master PC Agreement, or (ii) the first date after the Effective Date on which an Early Termination Event occurs.

        1.21. "Pirate" shall mean an individual or entity which counterfeits a game or sells counterfeit games.

        1.22. "Projects in Process" shall have the meaning ascribed in Section
2.3 hereof.

        1.23. "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated February 23, 1996 between Warner Communications Inc. and WII pursuant to which Warner Communications has agreed to sell and WII has agreed to purchase all of the outstanding stock of AGC.

        1.24. "Technically Acceptable Master Disk" shall mean a completed and functioning Master Disk for the Accepted Game in a format substantially ready to be reproduced and manufactured for retail distribution and the instruction manual therefor. The Accepted Game contained in the Technically Acceptable Master Disk will have been alpha and beta tested and all known material bugs and defects will have been corrected.

        1.25. "WMS Group" shall mean WMS or any subsidiary, affiliate or other entity, a majority of whose capital stock is owned directly or indirectly by WMS or with respect to which during the term of this Agreement, WMS, directly or indirectly, has the legal power, without the consent of any third party, to direct the acquisition of rights to or exploitation of Games on Designated Multipurpose Computer Platforms.

       2.       GRANT AND TERMINATION OF OPTION; EXERCISE OF OPTION.
                ---------------------------------------------------

          2.1. Effective from and after the Effective Date, the Atari Group hereby grants to GTIS a first option to acquire a license, in the form of the Atari Home Computer Software Distribution and License Agreement, to manufacture, distribute and sell versions of the

Games for use solely on Designated Multipurpose Computer Platforms, with respect to (i) Projects in Process and (ii) other new Games First Released by the Atari Group during the Option Period.

          2.2. The Atari Group shall not grant a license to any third parties to manufacture, distribute and sell versions of a Game for use on any Designated Multipurpose Computer Platforms if such Game would be subject to GTIS' first option right to manufacture, distribute and sell versions of such Game on Designated Multipurpose Computer Platforms, as specified in Section 2.1 hereof, until such time as GTIS shall have declined to acquire a license, or the option periods specified in Sections 2.3, 2.4 and 2.5 hereof, whichever is applicable, shall have expired, or the applicable Atari Home Computer Software License Agreement shall otherwise permit. GTIS understands, acknowledges and agrees that
(i) on the Effective Date the Atari Group's library of Games, as well as Projects in Process and subsequent versions of Games, may be subject to rights held by third parties, including affiliates of Warner Communications Inc. who are not members of the Atari Group; any license or rights acquired by GTIS hereunder shall be subject to such third party rights and the form of Atari Home Computer Software and License Agreement will be deemed modified to the extent so required; (ii) with respect to Games manufactured by the Atari Group under license from third parties, the rights granted by the Atari Group to GTIS cannot exceed the rights obtained by and will be subject to the limitations imposed on the Atari Group from such third party and the form of Atari Home Computer Software Distribution and License Agreement will be deemed modified to the extent so required; (iii) although the Atari Group is developing Games in the normal course of business, the Atari Group is under no obligation to develop Games or to present any minimum number of Games to GTIS under this Agreement; (iv) under certain circumstances the ownership of the Atari Group may revert to Warner Communications Inc. pursuant to the Stock Purchase Agreement and the documents executed in connection therewith; and (iv) Williams/Nintendo, Inc. (a joint venture company in formation owned by a wholly owned subsidiary of WMS and Nintendo of America Inc.) has been granted a first right of negotiation with respect to the exclusive right to produce and distribute certain coin-operated games for all formats, including home computers, if those games are implemented for play upon certain coin-operated hardware systems proprietary to Nintendo and its licensors.

          2.3. Schedule 2 hereto sets forth the titles of multipurpose home computer games currently under development by the Atari Group for which the Atari Group has heretofore made development advances and as to which the Atari Group may have the right to grant licenses to GTIS to manufacture, distribute and sell versions of the Game for use on one or more Designated Multipurpose Computer Platforms ("Projects in Process"). Upon request of GTIS, GTIS shall be provided the opportunity to review all existing third party agreements relating to Projects in Process, as well as other games in the Atari Group library in respect of which GTIS may have rights hereunder, subject to any applicable confidentiality provisions in such agreements. Subject to rights of distribution and other agreements existing on the date hereof, GTIS shall have a period of sixty (60) days from the Effective Date to notify AGC in writing that it elects to exercise its option to license one or more Projects in Process under this Agreement. The Game versions included in GTIS' notice of election shall become Accepted Games under this Agreement, except that the Atari Group shall be under no obligations with respect to the time or method of development of a Technically Acceptable Master Disk and GTIS

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


shall not be required to fund * % of the development costs upon receipt of a Technically Acceptable Master Disk. GTIS shall be required to pay AGC * % of all developer royalties payable with respect to sales of such Games without right of recoupment. GTIS shall have no further rights with respect to Projects in Process not accepted within said 60 day period. The Atari Group shall have the right to terminate the development of any Projects in Process at any time for any reason.

          2.4. With respect to Games other than Projects in Process which are First Released by the Atari Group for the coin-operated, home video or on-line markets after the Effective Date, including Games which were in the Atari Group library on the Effective Date but which are re-released with new copyright notices or other changes after the Effective Date, the Atari Group shall notify GTIS in writing as to the existence of a Game within thirty (30) days after the Atari Group has begun to ship the Game for use commercially in the ordinary course of business (and not merely for the Atari Group's test purposes). The date of such notice is hereinafter referred to as the "New Game Option Notice Date." A Game shall be deemed First Released by the Atari Group on the date of the first commercial shipment in the normal course of business and with respect to on-line Games when such Games are first commercially sold to subscribers to the on-line service. If the Atari Group does not actually make a commercial shipment of a Game notwithstanding its original intention to do so, then the Atari Group shall notify GTIS of its decision not to make such shipments and the New Game Option Notice Date for such Game shall be deemed to be the date of such notice. Each notice given in accordance with this Section 2.4, (i) shall identify the Game, (ii) shall describe in reasonable detail its characteristics and method of play, and (iii) shall set forth a proposed budget and time

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


frame for developing Technically Acceptable Master Disks for such game for play on Designated Multipurpose Computer Platforms, and the identity of the proposed developer or developers. GTIS shall have a reasonable opportunity to consult with the Atari Group prior to the Atari Group determining the proposed budget, time frame and developers, but the final decision shall be made by the Atari Group. Each such notice relating to a Game manufactured by the Atari Group pursuant to a license from or subject to other agreement with any third party shall set forth a summary of any material limitations upon the scope of the license in respect thereof which may be granted to GTIS hereunder, the amount or method of determining third party royalties payable thereunder and the material terms of such license or other agreement applicable to platforms other than Designated Multipurpose Computer Platforms. With respect to each Game as to which GTIS receives written notice as hereinabove provided, GTIS shall have a period of ninety (90) days from the New Game Option Notice Date to notify AGC in writing that it elects to exercise its option to license the Game. Upon receipt of such notice from GTIS, the Atari Group will proceed to develop or retain a third party to develop a Technically Acceptable Master Disk for such Game for play on one or more Designated Multipurpose Computer Platforms as identified in the budget and will use reasonable efforts to complete or cause the completion of such development within twelve (12) months of receipt of such notice from GTIS. In addition to any other payments made hereunder or under any Atari Home Computer Software Distribution and License Agreement, subject to the provision of Paragraph 2.7 and Paragraph 2.11 below, GTIS shall pay to AGC * % of the actual costs of such code development simultaneously with receipt of a Technically Acceptable Master Disk and a reasonably detailed written summary of the development costs, none of which payment shall be

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


recoupable by GTIS or repayable to GTIS in any manner or for any reason. It is understood that the development budget shall include a compensation expense of up to $ * for each Game version if the Atari Group employs a dedicated in-house producer for the purpose of such development.

          2.5. If, by itself, or through use of a third party developer, the Atari Group determines to develop or acquire a Game for play on multipurpose home computers that it has not theretofore developed or acquired for the coin-operated or dedicated home game player market, it shall notify GTIS in writing as to its intention, which notice shall describe in reasonable detail the proposed characteristics of the Game and shall set forth an estimated budget and time frame for developing Technically Acceptable Master Disks for such Game for play on one or more Designated Multipurpose Computer Platforms and the identity of the proposed developers. Each such notice relating to a Game the rights to which are derived from a license or other agreement with a third party shall set forth a summary of any material limitations upon the scope of the license in respect thereof which may be granted to GTIS hereunder, the amount or method of determining third party royalties payable thereunder and the material terms of such license or other agreement applicable to platforms other than Designated Multipurpose Computer Platforms. GTIS shall have an opportunity to consult with the Atari Group prior to the Atari Group determining the proposed budget, time frame and developers, but the final decision shall be made by AGC. GTIS shall have a period of fifteen (15) days from the date of such notice to notify AGC in writing that it elects to exercise its option to license the Game. Upon receipt of such notice from GTIS, the Atari Group will proceed to develop or retain a third party to develop a Technically Acceptable Master Disk for such Game for play on one or more

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


Designated Multipurpose Computer Platforms as identified in the budget and will use reasonable efforts to complete or cause the completion of such development within the estimated time frame set forth in the notice. In addition to any other payments made hereunder or under any Atari Home Computer Software Distribution and License Agreement, subject to the provisions of Paragraphs 2.7 and 2.11 below, GTIS shall pay to AGC * % of the actual costs of such code development simultaneously with receipt of a Technically Acceptable Master Disk and a reasonably detailed written summary of the development costs, none of which payment shall be recoupable by GTIS or repayable to GTIS in any manner or for any reason. It is understood that the development budget shall include a compensation expense of up to $ * for each Game version if the Atari Group employs a dedicated in-house producer for the purpose of such development.

          2.6. Any Game as to which GTIS has exercised its option within the notice periods specified in Sections 2.3, 2.4 and 2.5 above shall become an Accepted Game for all purposes of this Agreement. With respect to each Accepted Game, GTIS and the member of the Atari Group which is manufacturing such Game shall enter into an Atari Home Computer Software Distribution and License Agreement which shall be dated the earlier of: the date GTIS shall have given notice of its acceptance thereof, or the date which is sixty (60) days following the date of the option notice. If either of such parties shall wrongfully refuse to enter into an Atari Home Computer Software Distribution and License Agreement with respect to any Accepted Game, then, in addition to any other rights of the non-defaulting party hereunder, at the option of the non-defaulting party, such Atari Home Computer Software Distribution and License Agreement shall be deemed to have been entered into as of the date on which GTIS shall

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


have exercised its option to acquire the license of such Accepted Game as provided herein. GTIS understands and agrees that it will have no rights whatsoever in respect of any Game which does not become an Accepted Game in accordance with the terms of this Agreement and for which an Atari Home Computer Software Distribution and License Agreement is not duly executed (or deemed executed as provided above), and the Atari Group may exploit its rights in any Game which does not become an Accepted Game in any manner it sees fit, free and clear of this Agreement.

          2.7. The parties hereto acknowledge that notwithstanding efforts to produce reliable development budgets under Sections 2.4 and 2.5 hereof, in certain instances the actual costs of development may exceed the budgeted costs. In those instances, AGC shall notify GTIS of the projected budget overrun (the "Overrun Notice") promptly after AGC becomes aware of such overrun.

          2.7.1. The following provisions shall apply to budget overruns in respect of Games which became Accepted Games under Section 2.4 hereof ("Section
2.4 Games"); provided, that this Section 2.7.1 shall not apply to Accepted Games as to which GTIS has exercised its rights of review and approval under Section
2.11 hereof. If the actual cost of development of a Section 2.4 Game being developed by a third party developer is not more than * % of the budget approved by GTIS, GTIS will pay AGC * % of such actual costs as provided in Section 2.4 hereof. If the actual costs of development of a Section 2.4 Game exceed * % of the budget with respect to a Game being developed by a third party developer or
* % of the budget with respect to a Game being developed in-house by the Atari Group, whichever is applicable, GTIS shall have the right, by notice to AGC given within ten (10) days of receipt

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


by GTIS of the Overrun Notice, to elect to bear * % of the cost of such overrun or to decline to do so. A failure by GTIS to give such notice within such ten
(10) days shall be deemed an election to decline to bear such costs. If GTIS so declines, AGC shall be entitled to elect to (i) abandon the development, in which event AGC shall bear the entire cost of the development, or (ii) proceed with the development with GTIS, in which case GTIS shall pay * % of (A) the actual costs of the development up to * % of the budget with respect to a Game being developed by a third party developer or (B) * % of the budget with respect to a Game being developed in-house by the Atari Group, whichever is applicable, as provided in Section 2.4 and AGC shall bear the balance of the costs of such development.

          2.7.2. The following provisions shall apply to budget overruns in respect of Games which become Accepted Games under Section 2.5 hereof ("Section
2.5 Games"); provided, that this Section 2.7.2 shall not apply to Accepted Games as to which GTIS has exercised its rights of review and approval under Section
2. 11 hereof. If the actual cost of development of a Section 2.5 Game being developed by a third party developer is not more than * % of the budget approved by GTIS, GTIS will pay AGC * % of such actual costs as provided in Section 2.5 hereof. If the actual costs of development of a Section 2.5 Game exceed * % of the budget with respect to a Game being developed by a third party developer or
* % of the budget with respect to a Game being developed in-house by the Atari Group, whichever is applicable, GTIS shall have the right, by notice to AGC given within ten (10) days of receipt by GTIS of the Overrun Notice, to elect to bear * % of the cost of such overrun or to decline to do so. A failure by GTIS to give such notice within such ten (10) days shall be deemed an election to decline to bear such costs. If GTIS so declines, AGC shall have the right to abandon

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


the development, in which event AGC shall bear the entire cost of the development, or to elect the options provided below in this Section 2.7.2. AGC may elect (i) to proceed with the development with GTIS in which case GTIS shall pay * % of (A) the actual costs of the development up to * % of the budget with respect to Games being developed by a third party developer or (B) * % of the budget with respect to Games being developed in-house, whichever is applicable, and AGC shall bear the balance of the costs of such development; or (ii) in the case of a Section 2.5 Game being developed by a third party developer who is not contemporaneously developing the Game for AGC for other platforms, such as coin-operated or dedicated home games systems, AGC may elect to proceed with the development without GTIS involvement, in which case AGC shall bear the entire costs of development, and the Game shall no longer be deemed an Accepted Game and GTIS shall have no further rights in such Game.

          2.7.3. Subject to the provisions of Section 2.11 hereof, GTIS shall bear * % of the actual costs of development of any Section 2.4 Game or Section
2.5 Game as to which GTIS has exercised its rights of review and approval under
Section 2. 1 1.

          2.7.4. Anything herein to the contrary notwithstanding, on notice to GTIS and with consent of GTIS, which consent may not be unreasonably withheld, AGC may elect to terminate development at any time prior to delivery to GTIS of a Technically Acceptable Master Disk, at no cost to GTIS, if AGC determines that further development work is not technically or economically desirable. If GTIS fails to respond in writing to WMS' notice within ten (10) Business Days after receipt thereof by GTIS, GTIS shall be deemed to have consented to AGC's election to terminate development. If AGC should thereafter determine to

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


recommence development work, it will promptly notify GTIS which will have the option on fifteen (15) days' notice to AGC to participate in such renewed development on the same terms and conditions as if the original development had continued uninterrupted. If GTIS withholds its consent to such termination of development pursuant to this Section 2.7.4, GTIS shall (i) promptly pay to AGC
* % of the costs of development to the date of AGC notice of intent to terminate (excluding the budgeted compensation expense of the Atari Group's dedicated in-house producer, if any); (ii) take over responsibility for development of a Technically Acceptable Master Disk with the developer; and (iii) bear the costs of development in excess of * % of the budget. Upon receipt by AGC of a notice from GTIS that GTIS has received a Technically Acceptable Master Disk with respect to the Game, AGC shall pay to GTIS the amount, if any, by which * % of the actual costs of development up to * % of the budget exceeds the development costs theretofore paid by the Atari Group.

          2.8. If GTIS has not exercised its option under Sections 2.4 or 2.5 above with respect to a Game and if, before a member of the Atari Group enters into a binding agreement with a third party for Designated Multipurpose Computer Platform rights in such Game, there shall be a material change in design, a material decrease in the development budget or a change in the identity of the developer from those presented to GTIS before its declination to exercise its option, the Atari Group will present such changed information to GTIS who shall have thirty (30) days after receipt of such information to determine to elect to exercise its option.

          2.9. GTIS acknowledges that the Atari Group manufactures and sells Games for many different entertainment platforms, including coin-operated games and home games of all types, and that any Games in respect of which GTIS obtains rights hereunder for exploitation on Designated Multipurpose Computer Platforms, including rights under Section 2.5 hereof, may be developed by the Atari Group for other entertainment platforms and GTIS will have no rights therein.

          2.10. AGC agrees to use commercial efforts in its reasonable judgment, to acquire rights to exploit Games in Designated Multipurpose Computer Platforms when it acquires rights in Games from third parties or develops rights in Games internally or through joint ventures. It is understood that with respect to on-line Games, third parties may require such games to be exclusively offered on-line, and GTIS shall have no rights hereunder with respect to such exclusive on-line games.

          2.11. Anything in Sections 2.4 or 2.5 to the contrary notwithstanding, in the event that after March 31, 1996 the WMS Group desires to hire a third party developer to develop a Technically Acceptable Master Disk for an Accepted Game, GTIS shall have the right to review and approve (such approval not to be unreasonably withheld) the proposed Milestones prior to the WMS Group entering into a binding agreement with such developer (such right of review and approval shall not extend to any terms of the developer agreement other than the Milestones). The WMS Group shall notify GTIS in writing of its intention to hire such third party developer and GTIS shall notify WMS in writing within five (5) Business Days after receipt of the WMS Group notice that GTIS desires to exercise its right of review and approval of Milestones. GTIS' failure to timely notify WMS shall be deemed its election not to exercise such right of review and approval. If GTIS shall exercise such right, GTIS and WMS shall negotiate in good faith to reach agreement with respect to the proposed Milestones as promptly as practicable. If such agreement is not reached within ten (10) Business Days after receipt by

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


WMS of GTIS' aforesaid notice, then WMS may notify GTIS of Milestones which are acceptable to WMS and GTIS shall have three (3) Business Days after receipt of such notice to accept such Milestones. If GTIS does not accept such Milestones within such three (3) Business Day period, WMS may proceed to enter into an agreement with such developer as if GTIS had elected not to exercise its right of review and approval. If a developer agreement is signed following acceptance by GTIS of the Milestones as aforesaid, upon approval by GTIS and WMS of the material delivered and other requirements of each of such Milestones, GTIS shall pay to WMS * % of the Milestone payments within five (5) Business Days after GTIS receives WMS' invoice therefor. Such payment shall be credited against the obligations of GTIS to pay WMS * % of the actual costs of code development simultaneously with the receipt of a Technically Acceptable Master Disk set forth in Sections 2.4 and 2.5. With respect to any Technically Acceptable Master Disk for which GTIS is obligated to fund * % of the Milestone payments, if WMS exercises its rights in Section 2.7.4 to terminate development, the following shall apply: (1) if GTIS consents to such termination, neither WMS nor GTIS shall be entitled to any reimbursement of the Milestone payments previously made by the other, or (2) if GTIS withholds its consent to such termination, if permitted by the developer agreement, GTIS may take over the responsibility for development of a Technically Acceptable Master Disk with the developer and fund the balance of the development costs. Upon receipt by WMS of a notice from GTIS that GTIS has received a Technically Acceptable Master Disk with respect to the Game, WMS shall pay to GTIS, the amount, if any, by which * % of the original development budget approved by WMS exceeds the Milestone payments previously made by WMS. If GTIS has fully funded its obligations to make Milestone payments theretofore due, GTIS may elect to

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


terminate its obligations to make Milestone payments with respect to future Milestones on which the developer has not yet commenced work; provided that GTIS may not so elect unless the agreement with the developer permits WMS to terminate its obligations to the developer by making payments only for Milestones previously achieved or in work or GTIS agrees to pay * % of any costs of terminating the developer agreement. If GTIS properly elects to terminate its obligation to make Milestone payments, (i) if WMS agrees to such termination and also terminates the developer agreement, neither WMS nor GIIS shall be entitled to any reimbursement of the Milestone payments previously made by the other, or
(ii) if WMS elects to continue development of the Technically Acceptable Master Disk, GTIS shall be entitled to reimbursement of the Milestone payments previously made by it upon completion by WMS of the Technically Acceptable Master Disk, but GIIS shall be deemed to have waived any future rights to distribute or license the version of the Game embodied in the Technically Acceptable Master Disk. GTIS shall hold WMS harmless for any claims by developers against the WMS Group by reason of GTIS' failures to make Milestone payments under this Section. WMS shall use its best efforts to cause agreements with developers entered into after March 31, 1996 which relate to Technically Acceptable Master Disks for which GTIS is making * % of the Milestone payments to provide for GTIS to have the right to assume the rights and obligations under that agreement should WMS elect to terminate the agreement and GTIS elect to continue it. If both WMS and GTIS elect to terminate a developer agreement and any proceeds are subsequently generated from the abandoned project, the proceeds shall be shared by WMS and GTIS in proportion to their Milestone payments made with respect to such abandoned project. All ownership and rights in software, artwork, literary text, designs and other works, and all intellectual property relating thereto, which would have vested in a member of the WMS Group but for such termination shall vest in such member of the WMS Group, not GTIS, even if GTIS assumes the developer agreement, and the WMS Group shall remain entitled to all of the benefits of the representations and warranties, indemnifications, confidentiality provisions, restrictions, covenants and other obligations of the developer which would survive termination of such agreement. The provisions of this Section 2.11 are in all cases subject to the provisions of Section 2.12. For developer agreements in respect of which GTIS has agreed to make Milestone payments, the WMS Group shall provide GTIS a copy of the final version of the developer agreement within ten (10) Business Days after the same is signed; provided, however, that the WMS Group shall have the right to redact any information in that agreement relating to third parties which does not affect GTIS' rights or obligations.

          2.12. If permitted under existing agreements with third parties, AGC agrees to submit its choice of each proposed third party developer to be selected under Sections 2.4 and 2.5 of this Agreement to GTIS for GTIS' approval, such approval not to be unreasonably withheld, and GTIS shall notify AGC of its decision with respect to such developers within five (5) Business Days after receipt by GTIS of AGC's notice. If the Technically Acceptable Master Disk being developed is based upon a coin-operated Game which has been released within the 24 month period preceding AGC's request for GTIS' approval of the developer, or is released after such request for approval but prior to the release of the home version of such Game, AGC shall have the final decision in selecting the developer if a representative of AGC's coin-operated game development group advises GTIS in writing that the selection of a particular developer is important to such group. In all other circumstances, if

GTIS reasonably disapproves of the developer suggested by AGC, then that developer shall not be used and a new developer shall be selected by AGC, subject to GTIS' right of approval as provided above in this Section 2.12.

          2.13. Royalties payable to AGC pursuant to Schedule B of the Atari Home Computer Software Distribution and License Agreement are measured by the wholesale price of Licensed Product. Accordingly, reasonably in advance of WMS' decision to enter into a developer contract and reasonably in advance of GTIS' initial release of the Licensed Product, GTIS shall advise WMS, at WMS' request, of GTIS' expected pricing strategy and the reasons therefor. Nothing herein shall be deemed to restrict GTIS' freedom in selecting wholesale sales prices it considers appropriate, which shall be in GTIS' sole discretion.

          2.14. If, under Section 2.1 of any Atari Home Computer Software Distribution and License Agreement entered into under this Agreement, Licensor has granted written approval (which shall not be unreasonably withheld) to Licensee of a sublicensee for the Licensed Property, such approval shall apply to the sublicensing by that sublicensee of all Licensed Properties licensed to Licensee under Atari Home Computer Software Distribution and License Agreements entered into under this Agreement, subject to the following: (i) the sublicense agreements shall contain provisions with respect to quality of Licensed Product, trademarks, copyrights, materials, other intellectual property rights, rights of additional sublicensing or assignment, termination rights, confidentiality, accounting, auditing, reporting and payment procedures in form agreed to by GTIS and WMS, and the form as so agreed to may be used by all approved sublicensees described in clause (iii) below; provided that if such form is not so used, any other form to be used shall be subject to prior approval as provided in

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


this subsection (i); (ii) no such blanket approval shall be deemed given with respect to Licensed Properties as to which approval requirements imposed by third parties, such as the NFL and NBA, apply, (iii) if the sublicense is for a Marketing Area other than those designated as Key Marketing Areas in such Atari Home Computer Software Distribution and License Agreement and if the expected sales volume in such Marketing Area, in GTIS' good faith judgment, is an average of * units or less per SKU per year, Licensee will not be required to obtain Licensor's prior written approval of the terms of such license but Licensee will be required to provide a copy of each sublicense to Licensor within ten (10) Business Days after GTIS enters into such sublicense; and (iv) if the Marketing Area is designated as a Key Marketing Area or if, in GTIS' good faith judgment, the expected sales volume for such Marketing Area is more than an average of * units per SKU per year, Licensee will be required to obtain Licensor's prior written approval, which Licensor will not unreasonably withhold, of the terms of a sublicense for such Marketing Area even if the identity of the sublicensee has been previously approved; provided, however, if a sublicense is for multiple platforms and multiple games, the approval of the sublicense will be deemed to be approval for all Games distributed under that sublicense (subject to clause
(ii)). Anything to the contrary notwithstanding, (x) if a previously approved sublicensee becomes an Exporter (as such term is defined in Exhibit A to the GTIS Master Home Video Agreement) or a Pirate, Licensee will immediately upon becoming aware thereof notify Licensor of the identity of such Exporter or Pirate and as soon as practicable terminate the sublicense upon request by Licensor, and (y) Licensor and Licensee will review every two years the identity of sublicensees, and those sublicensees who previously received blanket approval as provided in the first sentence of this Section and who are no longer

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


considered acceptable by Licensor, in the exercise of Licensors' reasonable judgment, will no longer have such blanket approval and will be subject to Licensor's prior approval with respect to all future sublicenses in accordance with the approval procedures set forth above. Licensee shall use all reasonable efforts to cause each agreement with its subucensees to permit Licensee to terminate such agreement immediately if such sublicensee shall be or become an Exporter or a Pirate.

          2.15. Within 60 days from the Effective Date, GUS shall have the right to propose to AGC five multipurpose home computer game projects involving up to a maximum of 13 titles from the existing library of Atari Group games listed on Schedule 2 hereto. AGC shall have the right to veto up to three of the titles selected and GTIS may replace any title so vetoed by selecting another available title from the aforesaid library. If GTIS has not proposed all five game projects within such 60 days, it may propose the remaining projects thereafter, but such later projects may involve only such titles as AGC has not exploited itself or through third parties. GTIS will pay all costs of such projects, including Third Party Fees and Royalties, advertising and all manufacturing and development costs. AGC will own all copyrights, trademarks, intellectual property and code developed in connection with such projects. GTIS will pay AGC a royalty of * % of Net Wholesale Sales Price, as such term is defined in Schedule B to the Atari Home Computer Software Distribution and License Agreement, of such games. Sublicensing revenues shall be treated in the same manner as sublicensing revenues from Accepted Games except that AGC's share shall be * % of such revenues instead of * %. Bundling revenues will be treated the same as sublicensing revenues. Royalties payable to AGC will be recoupable against the Minimum Guaranteed Advance Royalty. AGC will have rights

                                     THE INFORMATION BELOW MARKED BY * HAS BEEN
                                     OMITTED PURSUANT TO A REQUEST FOR
                                     CONFIDENTIAL TREATMENT.


to approve product and packaging quality and advertising and promotional materials as provided in the distribution and license agreements to be entered into with respect to each such project. Such distribution and licensing agreement shall be substantially in the form of the Atari Home Computer Distribution and License Agreement, with such changes therein as are required to reflect the provisions of this Section 2.15.

          3.  MINIMUN GUARANTEED ADVANCE ROYALTY. In consideration for both the
              ------------------------------------
option granted herein and in the Master Atari Home Video Agreement and as a guaranteed advance royalty, GTIS is paying to WMS the aggregate sum of * Dollars ("Minimum Guaranteed Advance Royalty") in installments as follows:

  * Dollars shall be paid by wire transfer to WMS in immediately available funds on the Effective Date and * Dollars shall be paid in immediately available funds on or before one year after the Effective Date. It is understood that under no circumstances shall the WMS Group or the Atari Group be required to repay any portion of such amounts nor shall GTIS be entitled to any set off or to claim the right not to pay any portion of such amounts for any reason; provided that GTIS shall be entitled to recoup such payments out of royalties, to the extent provided in the Atari Home Computer Software Distribution and License Agreements entered into pursuant to this Agreement and the Atari Home Video Distribution and License Agreements entered into pursuant to the Master Atari Home Video Agreement, and to the extent not so recouped from those agreements, GTIS shall be entitled to recoup such payments out of royalties to the extent provided in the GTIS Master PC Agreement and GTIS Master Home Video Agreement and related license agreements.

         4.      REPRESENTATIONS AND WARRANTIES OF WMS.  WMS represents and
                 -------------------------------------
warrants that this Agreement has been duly authorized, executed and delivered by WMS; WMS has the full power and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement constitutes the valid and binding obligation of WMS, enforceable in accordance with its terms, and the making of this Agreement by WMS does not violate or conflict with any agreement, right or obligation existing between WMS and any other person, firm or corporation.

         5.      REPRESENTATIONS AND WARRANTIES OF GTIS. GTIS represents and
                 ----------------------------------------
warrants that this Agreement has been duly authorized, executed and delivered by GTIS; GTIS has the full power and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement constitutes the valid and binding obligation of GTIS enforceable in accordance with its terms; and the making of this Agreement by GTIS does not violate or conflict with any agreement, right or obligation existing between GTIS and any other person, firm or corporation.

         6.      CONFIDENTIAL INFORMATION. GTIS shall keep in confidence and not
                 --------------------------
disclose to any third party, without the written permission of AGC, the terms of this Agreement and the proprietary information of the Atari Group made known to it under this Agreement. Likewise, WMS and the Atari Group shall keep in confidence and not disclose to any third party, without the written permission of GTIS, the terms of this Agreement and the proprietary information of GTIS made known to them under this Agreement. This requirement of confidentiality shall not apply to information that is (a) permitted to be disclosed under an Atari Home Computer Software Distribution and License Agreement; (b) in the public domain through no wrongful act of the receiving party; (c) rightfully received by the receiving party from a third party who is not bound by a restriction of nondisclosure; (d) already in the receiving party's possession without restriction as to disclosure; or (e) is required to be disclosed by applicable rules and regulations of government agencies or judicial bodies. WMS or GTIS shall not issue any press release or other public or trade announcement with respect to the transactions contemplated by this Agreement unless the issuing party shall have first consulted with the other with respect thereto and obtained the other's prior written approval therefor, which approval will not be unreasonably withheld or delayed. The obligations of confidentiality under this Section 6 shall survive termination of this Agreement. With respect to this Agreement and all Atari Home Computer Software Distribution and License Agreements entered into in connection therewith, each of the AGC Group and GTIS agree to use reasonable efforts to ensure that either of them may disclose the proprietary information of the other (including, without limitation, the software source code and tools relating to any Game) only to those persons within their organizations who have a need to know such information in order to perform its obligations under this Agreement and the Atari Home Computer Software Distribution and License Agreements and any such disclosure shall be limited to the information which needs to be known. Further, neither the AGC Group nor GTIS shall use any such proprietary information for purposes other than the performance of its obligations under this Agreement and the Atari Home Computer Software Distribution and License Agreements.

         7. NOTICES. Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally or by express mail; or (ii) five (5) days after its being mailed, air express, registered or certified, return receipt requested, in a U.S. Post office addressed as follows:

To GTIS:

GT Interactive Software Corp.
16 East 40th Street
New York, New York 10016
Attention: Mr. Ron Chaimowitz,
Telephone Number: (212) 726-6508
Facsimile Number: (212) 679-6850

With a copy to:

GT Interactive Software Corp.
16 East 40th Street
New York, New York 10016
Attention: Mr. Harry Rubin
Telephone Number: (212) 726-6523
Facsimile Number: (212) 679-6850

With a copy to:

GT Interactive Software Corp.
16 East 40th Street
New York, New York 10016
Attention: Alan Behr, Esq.
Telephone Number: (212) 726-6500
Facsimile Number: (212) 679-6850


To WMS:

WMS Industries Inc.
3401 North California Avenue
Chicago, Illinois 60618
Attention: Mr. Neil D. Nicastro, President
Telephone Number: (312) 728-2300
Facsimile Number: (312) 539-2099

With a copy to:

Williams Entertainment Inc.
1800 South Business 45
Corsicana, TX 75110
Attention: Mr. Byron Cook
Telephone Number: (903) 874-2683
Facsimile Number: (903) 872-8000

With a copy to:

Jeffrey N. Siegel, Esq.
Shack & Siegel, P.C.
530 Fifth Avenue
New York, New York 10036
Telephone Number: (212) 782-0700
Facsimile Number: (212) 782-1964


or such other address as either party may designate by notice given as aforesaid.

         8.      DEFAULT. In the event that GTIS shall default in any of its
                 ---------
obligations to make payment in full hereunder or under any Atari Home Computer Software Distribution and License Agreement and the Atari Group or WMS has provided notice of such default in accordance with the provisions of Section 7 hereof, if GTIS has not cured such default in making payments hereunder within fifteen (15) days of such notice, or within the grace periods provided in the Atari Home Computer Software Distribution and License Agreement in respect of payments thereunder, then, in addition to all other rights and remedies of the Atari Group or WMS at law or in equity, at the option of the Atari Group or WMS, all rights granted to GTIS under Section 2 of this Agreement shall be deemed terminated and shall revert to the Atari Group, provided it is understood that notwithstanding such termination, the Atari Home Computer Software Distribution and License Agreements entered or deemed entered into prior to such termination which are not in default shall remain in full force and effect. No such termination shall in any way affect or diminish WMS' or AGC's rights hereunder, including the right of WMS to receive the Minimum Guaranteed Advance Royalty. Anything herein to the contrary notwithstanding, the rights granted to GTIS under Section 2 of this Agreement shall not be affected by an alleged default by Licensee under an Atari Home Computer Software Distribution and License Agreement resulting from a bona fide dispute between Licensor and Licensee provided that Licensee pays all undisputed amounts to Licensor and all disputed amounts are paid into a bona fide third party escrow account.

         9.      STOCK PURCHASE AGREEMENT CONDITIONS. This Agreement shall
                 -------------------------------------
become effective on the Effective Date and shall be null and void and of no further force and effect if the Effective Date shall not have occurred by June 30, 1996. On the Effective Date, WMS shall cause AGC to execute an agreement of assumption, whereby AGC shall assume all of the obligations of AGC and the Atari Group referred to in this Agreement. Notwithstanding such assumption by AGC, WMS shall remain liable for the obligations of AGC under this Agreement so long as an Early Termination Event shall not have occurred.

        10.      MISCELLANEOUS.
                 --------------

          10.1. This Agreement is personal to GTIS as one party and WMS as the other party. Neither this Agreement nor any party's rights under it may be assigned, in whole or in part, nor may its obligations be delegated, in whole or in part, to any person or party without the prior written consent of the other party, except that any party may assign its rights and delegate obligations to any of its direct or indirect wholly-owned subsidiaries or affiliates or to any person, firm or corporation owning or acquiring all or substantially all of the stock or assets of that party, as long as both the assignee and the assignor remain fully liable for assignor's obligations hereunder. After the Effective Date, in connection with any Early Termination Event WMS and AGC shall obtain the assumption by the purchaser or transferee of all covenants, obligations and duties undertaken by the seller pursuant to the terms of this Agreement, including its obligations with respect to Games and the intellectual property from which they are derived. This Agreement shall bind the parties, their successors and permitted assignees and delegees. WMS, as one party, and GTIS, as the other party, are each jointly and severally liable for their respective obligations under the terms of this Agreement.

          10.2. The entire understanding between the parties hereto relating to the subject matter hereof is contained herein. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by the parties hereto.

          10.3. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and no waiver shall be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

          10.4. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between WMS and GTIS, and neither WMS nor GTIS shall have any right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

          10.5. This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed in the State of Illinois.

          10.6. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

          10.7. This Agreement may be executed in counterparts each of which shall be deemed an original and when taken together shall be deemed one and the same document.

          10.8. In the event of conflicts between the provisions of this Agreement and the Atari Home Computer Software Distribution and License Agreement, the provisions of this Agreement shall prevail.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




                                WMS INDUSTRIES INC.


                                By:/s/ NEIL NICASTRO
                                   -----------------------------
                                       Neil Nicastro



                                GT INTERACTIVE SOFTWARE CORP.


                                By:/s/ RONALD CHAIMOWITZ
                                   -----------------------------
                                       Ronald Chaimowitz

                                  SCHEDULE 1
                                  ----------

                              PROJECTS IN PROCESS
                              -------------------

                               (ATARI PC GAMES)
                               ----------------


TITLE                                   PLATFORM
- - -----                                   --------
Area 51                           CD-ROM
Constructor                       Win '95/Mac-CD
Crisis                            Win '95
Dark Hermetic Order               PC CD-ROM
Gretzky Hockey                    PC CD-ROM
Gretzky II                        Win '95
Primal Rage                       Mac-CD
RBI 96                            IBM PC; CD-ROM
Return Fire                       CD-ROM
T-Mek                             PC; CD-ROM

                                                                       EXHIBIT A
                                                                       ---------


                            HOME COMPUTER SOFTWARE
                            ----------------------
              DISTRIBUTION AND LICENSE AGREEMENT FOR ATARI GAMES
              --------------------------------------------------



          AGREEMENT made this _____________ day of ______________ , 199 __ , by and between GT INTERACTIVE SOFTWARE CORP., a Delaware corporation with offices at 16 East 40th Street, New York, New York 10016 (herein called "Licensee") and ATARI GAMES CORPORATION, a California corporation with offices at ____________________ (herein called "Licensor").

                                  WITNESSETH:
                                  -----------
          WHEREAS, Licensor owns or controls the rights in and to the Licensed Property (which Licensed Property is hereinafter defined on Schedule "A" attached hereto);

     WHEREAS, Licensee is engaged in the business of manufacturing, distributing and selling Computer Games (as hereinafter defined; such Computer Games embodying the Licensed Property shall be hereinafter referred to as the "Licensed Product"); and

     WHEREAS, Licensee desires to use the Licensed Property in connection with the manufacture, distribution and sale of the Licensed Product;

     NOW, THEREFORE, the parties hereto agree as follows:

          1.    DEFINITIONS.
                ------------

                1.1. The term "Computer Game" is herein defined as any Computer Software designed to operate on IBM PC or Apple Macintosh or other compatible multipurpose home computers, using floppy disks or CD-ROM or other stand alone devices in all operating systems now known or hereafter developed or designated for use on the aforesaid multipurpose home computers. Computer Games shall not include, among other things, Computer Software designed to operate on dedicated home game systems (e.g. Nintendo, Sega, Atari, Sony, etc. game platforms).

          1.2. The term "Computer Software" or "Software" shall mean any computer software containing substantially full and complete computer game code, including the source code, the assembly code, the object code and such data files and other files as are deemed necessary for the Licensed Product to achieve its functional purpose, whereby data and visual images, with or without sound, can be manipulated, communicated, reproduced or perceived with the aid of a computer.

          1.3. The term "Master Atari PC Agreement" shall mean the Master Option and License Agreement for Atari PC Games dated March 27, 1996, between Licensee and WMS Industries Inc.

          1.4. The term "Licensed Product" shall have the meaning ascribed in the second Whereas clause of this Agreement and, as the context may require, shall also include books which communicate game playing tactics and/or strategies ("hint books") specifically prepared for Computer Games which shall also be deemed Licensed Products hereunder and shall be subject to all of the terms and conditions, including without limitation the royalty provisions, hereof.

          1.5. The term "Licensed Territory" shall have the meaning ascribed in Section 3 of this Agreement.

          1.6. The term "Other Atari Home Computer Software Distribution and License Agreements" shall have the meaning ascribed in Schedule B.

          1.7. The term "Projects in Process" shall have the meaning ascribed in Section 1. 18 of the Master Atari PC Agreement.

          1.8. The words "term of this Agreement" or "period of this Agreement" or "term hereof" or "so long as this Agreement remains in force" or words of similar connotation shall include the initial period of this Agreement and the period of all renewals, extensions, substitutions or replacements of this Agreement.

          1.9. The term "Third Party Fees and Royalties" shall mean all fees, royalties and other participations of any kind or nature payable by Licensor to any third party, including developers, licensors and others having rights in connection with the exploitation of the Licensed Products. There shall be excluded from the term "Third Party Fees and Royalties" as used herein (1) any recoupable advances which have already been included in any development budget or acquisition costs with respect to the Licensed Product which are to be shared by Licensor and Licensee, in accordance with the terms of the Master Atari PC Agreement and which have not yet been recouped; and (2) any fees or royalties payable to employees or consultants by Licensor or its affiliates with respect to the development of Licensed Product in house. If, with respect to Games other than Projects in Process, Licensor or its affiliates acquires from a third party in one transaction the rights to exploit a Game on multiple platforms, unless Licensee shall otherwise agree, Licensor shall fund advances, if any, paid to such third party, and any such advances shall be excluded from the term Third Party Fees and Royalties; provided, however, that if such advances are recoupable by Licensor or its affiliates from future royalties payable to such third party, then Third Party Fees and Royalties shall include such royalties which would otherwise be payable to such third party were it not for such right of recoupment.

         Capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the Master Atari PC Agreement.

2.       GRANT OF LICENSE.
         -----------------

          2.1. Licensor hereby grants and Licensee hereby accepts, for the term of this Agreement and subject to the terms hereinafter set forth, the exclusive license to utilize the Licensed Property solely in connection with the manufacture, distribution and sale of the Licensed Products in the Licensed Territory. Licensee shall have the right to sublicense any of the rights granted to Licensee hereunder with Licensor's prior written consent, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, (a) Licensor shall not unreasonably withhold or delay its consent to proposals by Licensee to sublicense its rights hereunder to third party personal computer hardware or computer peripheral device manufacturers for the purpose of bundling the Licensed Products together with such hardware products for distribution only within the Licensed Territory and
(b) Licensee shall not have the right to sublicense its rights hereunder (and Licensor may withhold its consent to any proposed sublicense) to any third party for the purpose of distributing Licensed Products to mass market retailers in the United States. It is understood that the term Licensed Products does not include Computer Software designed for play on dedicated home video game systems, such as those manufactured by Nintendo, Sega, Sony or Atari, or any other medium of exploitation, including handheld games, over the air, cable or fiber-optic transmission or any ancillary rights

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


related thereto, all of which remain the sole property of Licensor except as otherwise specifically provided below. No license is granted hereunder for the manufacture, sale or distribution of Licensed Products to be used as premiums, in combination sales, as giveaways or to be disposed of under similar methods of merchandising, except only that Licensee shall have the right, subject to rights of third parties in the Licensed Property, to distribute Licensed Products as premiums, combination sales or giveaways solely (a) subject to Licensor's consent, which shall not unreasonably be withheld or delayed, in connection with the sale and distribution of other Computer Games licensed to Licensee by Licensor or its affiliates under Other Atari Home Computer Software Distribution and License Agreements, and (b) with respect to free or promotional goods in the quantities set forth on Schedule B. [If Licensee's rights in Licensed Products are derived under Section 2.5 of the Master Atari PC Agreement and relate to rights acquired from third parties (as compared to rights to product developed in-house by Licensor or its affiliates), add the following: Upon payment of the
* % of the costs of the development as provided in Section 2.5 of the Master Atari PC Agreement, Licensee shall be entitled to share in * % of the net profits derived by Licensee from the exploitation of ancillary merchandising rights to the Licensed Product and Licensee shall be entitled to direct the exploitation of such ancillary merchandising rights (but not hand held games) after consultation and subject to Licensor's consent, which shall not unreasonably be withheld or delayed. Licensee shall not be entitled to exploit or share in the profits derived from any exploitation of games whether or not having the same or similar title or play characteristics or using similar Computer Software, in other game platforms, such as coin-operated games or dedicated home game systems, or in any ancillary rights relating thereto. If ancillary merchandising rights apply to or are derived from

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


the exploitation of games which are designed to operate on multiple platforms (irrespective of the chronological order in which such games are released for such platforms), then the Licensor and Licensee will consult with each other to determine a fair and appropriate method of exploiting the ancillary merchandising rights and the respective participations of Licensor and Licensee therein. For the purposes hereof, "net profits" shall be calculated by subtracting from the actual monies received by Licensor or Licensee, as the case may be, from the exploitation of the ancillary merchandising rights to the Licensed Product (i) an amount equal to * % of such receipts, representing Licensor's or Licensee's allocation of overhead expenses, and (ii) all Third Party Fees and Royalties payable by Licensor in connection therewith. Licensor shall account to Licensee not less frequently than quarterly with respect to the calculation and payment of its share of net profits as provided above.]

          2.2. This license does not include any rights to subsequent versions of the Licensed Property (so-called "sequels" or "derivatives"), such rights being retained by Licensor, except as the same are otherwise required to be offered to Licensee under the Master Atari PC Agreement or as provided in the following sentence. If any member of the Atari Group, as that term is defined in the Master Atari PC Agreement, shall, within a period beginning not later than six (6) months after Licensee has ceased selling a Licensed Product acquired under Section 2.5 of the Master Atari PC Agreement in reasonable commercial quantities, begin the development, in-house or through third-party developers, of a sequel or derivative of such Licensed Product which utilizes more than * % of the same source code as such Licensed Product or substantially the same name as such Licensed Product, then such sequel or derivative shall be offered to Licensee on the same terms and conditions as a Game

                                     THE INFORMATION BELOW MARKED BY * HAS BEEN
                                     OMITTED PURSUANT TO A REQUEST FOR
                                     CONFIDENTIAL TREATMENT.


would have been offered to Licensee during the Option Period as that term is defined in the Master Atari PC Agreement.

     3.   Territory.
          ---------

          3.1. Licensee shall be entitled to manufacture, distribute and sell the Licensed Products in all countries throughout the world, except (a) Japan and (b) countries or locations which are excluded under the terms of any license agreement between Licensor and any third party having rights to the Licensed Property. The territory in which Licensee shall be entitled to manufacture, sell and distribute the Licensed Products as specified above is herein referred to as the "Licensed Territory."

          [If this is a game license for T-Mek for PC; or Return Fire for PC; or Constructor for PC and Mac, then Licensee shall have rights to a share of the profits from the distribution of these games in Market Areas excluded under (b) above, but for which Licensor will receive income under distribution agreements existing as of the Effective Date. For these agreements, Licensor shall pay to
Licensee an amount equal to   *   of the proceeds received by Licensor from such
sublicensee after deducting (i) an amount equal to all Third Party Fees and Royalties; (ii) an amount equal to the payment required to Warner Communications Inc. as a result of this income; and (iii) in the case of sublicensees to whom Licensor supplies the Licensed Product, Licensor's direct manufacturing and shipping costs. The remaining income shall remain with Licensor and not be paid to Licensee as Recoupable Amounts.]

          3.2. After the end of the Japan Territory Period, as defined in the letter between WMS Industries Inc. and Licensee dated March 27, 1996 captioned, "Japan Territory,"

                                     THE INFORMATION BELOW MARKED BY * HAS BEEN
                                     OMITTED PURSUANT TO A REQUEST FOR
                                     CONFIDENTIAL TREATMENT.


Licensor shall have the exclusive right to license any of its rights in Japan to third parties, subject to Licensee's prior written consent, which consent shall not be unreasonably withheld or delayed. With respect to the exploitation by Licensor of the Licensed Property in Japan, Licensee shall be entitled to share in * % of the net profits (as calculated in Section 2.1 above) derived by Licensor from its sale of Licensed Products in Japan. Licensor shall account and pay over to Licensee, not less frequently than quarterly, Licensee's share of net profits from the sale by Licensor of Licensed Products in Japan.

     4.   Term.
          ----
              [Note: For Licenses granted under Section 2.3 of the Master Atari PC Agreement, insert the following:

          The license granted hereunder shall be effective on the date hereof [which date, for Projects in Process, shall be the earlier of the actual release date or 60 days after delivery of the Technically Acceptable Master Disk, as that term is defined in the Master Atari PC Agreement, to Licensee] and shall terminate on the earlier of (a) three years from the date hereof, or (b) upon termination of Licensor's rights obtained from third parties, unless sooner terminated in accordance with the terms and conditions hereof; provided, however, that (a) the license term shall be deemed extended for an additional
one year if Licensee has paid royalties hereunder amounting to $  *     or more
in excess of   *   % of the amount of all Third Party Fees and Royalties
payable

                                     THE INFORMATION BELOW MARKED BY * HAS BEEN
                                     OMITTED PURSUANT TO A REQUEST FOR
                                     CONFIDENTIAL TREATMENT.


in respect of the exploitation of Licensed Products during the third license year, and (b) the license term shall be deemed further extended for a final additional one year if Licensee has paid royalties hereunder amounting to $ * or more in excess of * % of the amount of all Third Party Fees and Royalties payable in respect of the sale or other exploitation of Licensed Products during the fourth license year. For purposes hereof, royalties and Third Party Fees and Royalties payable in respect of the sale or other exploitation of Licensed Products during a license year shall include amounts paid subsequent to the license year on account of Licensed Products sold or otherwise exploited during such license year, and shall not include amounts paid during a license year on account of the sale or other exploitation of Licensed Products during the prior license year. Licensee shall be entitled, one time only, to make a voluntary payment to Licensor in order to reach either (but not both) of the $ * thresholds referred to above.]

              [Note: For licenses granted under Section 2.4 of the Master Atari PC Agreement, insert the following:

          The license granted hereunder shall be effective on the date hereof and terminate on the termination of Licensor's rights obtained from third parties, provided however, that at any time prior to five years from the earlier of the actual release date or 60 days after delivery of the Technically Acceptable Master Disk, as that term is defined in the Master Atari PC Agreement, to Licensee, Licensor may notify Licensee of its election to terminate the license, effective on expiration of such five-year period, and in such event Licensor shall pay to Licensee the portion of the development costs paid by Licensee under Section 2.4 of the Master Atari PC Agreement.]

         [Note: For licenses granted under Section 2.5 of the Master Atari PC Agreement, insert the following:

          The license granted hereunder shall be effective on the date hereof and terminate on the termination of Licensor's rights obtained from third parties.]

5.       CONSIDERATION.
         --------------

          Licensee shall pay Licensor, with respect to the sale throughout the Licensed Territory of the Licensed Products, a royalty as specified in Schedule "B" annexed hereto on each unit of Licensed Product sold.

6.       ACCOUNTINGS.
         -------------

          6.1.         Licensee agrees to forward to Licensor, within forty-five
(45) days after the end of each calendar quarter ("Royalty Period"), commencing with the first calendar quarter during which any unit of the Licensed Product is sold, a report, in reasonable detail and reported separately, by Marketing Area, of the number of units and average wholesale price (by sales bracket, as provided in Schedule B hereof) of the Licensed Products sold within such

Royalty Period and the royalty amount due for the sale of such units calculated in accordance with Section 6.3 below and any recoupment claimed in accordance with Schedule B annexed hereto, and Section 3 of the Master Atari PC Agreement. For purposes hereof, the term "Marketing Area" shall include North America (as such term is defined in the Master Option and License Agreement for Atari Home Video Games between WMS Industries Inc. and Licensee, dated March 27, 1996 (the "Master Atari Home Video Agreement"), and each of the other Marketing Areas designated on Schedule C to Exhibit A of the Master Atari Home Video Agreement. Such report shall also include a cumulative reconciliation of the number of units of Licensed Products produced by Licensee to the number of units on hand. Licensee agrees that accompanying each such report shall be payment, in U.S. funds, of the amounts due to Licensor, if any, in respect of such Royalty Period in excess of any permitted recoupment. Royalties calculated in foreign currencies shall be converted to U.S. currency at the spot rate of exchange published in the Wall Street Journal as of the last day of the Royalty Period.
                 -------------------
Such reports shall be required to be submitted with respect to sales and distributions of the Licensed Product whether or not any amounts are due under the terms hereof.

          6.2. Licensee agrees to keep accurate books of account and records with respect to the Licensed Products, covering all sales, purchases and inventories of Licensed Products and all royalty fees due under this Agreement at Licensee's offices (or the offices of Licensee's affiliates) and to permit (or procure the right for) Licensor at its own expense to have accounting professionals (which may include Licensor's employees who have accounting degrees) inspect such books of account and records of Licensee or its sublicensees during reasonable business hours (but not during the first three weeks of a calendar quarter), upon prior

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


reasonable written notice, for the sole purpose of verifying the reports to be provided hereunder. Such inspections, together with inspections of Licensee's books of account and records pertaining to other Computer Games licensed to Licensee by Licensor or its affiliates under Other Atari Home Computer Software Distribution and License Agreements, shall occur no more frequently than twice during any twelve (12) month period for each of the Licensee's offices. Licensor's inspectors shall not be physically present in a specific office of Licensee for more than 10 consecutive business days in connection with any such inspection, provided that Licensee shall have supplied all requested information and documentation and responded to questions on a reasonably prompt basis. Licensee shall promptly furnish to Licensor copies of any report which Licensee may produce as the result of any audit by Licensee of the books of account and records of any sublicensee of Licensee. Licensor shall keep any information obtained from any such inspections in confidence and shall require that its accounting professionals do so as well. Licensee's books relating to any particular royalty statement may be examined as aforesaid only within two (2) years after the date rendered and Licensee shall have no obligation to permit Licensor to so examine such books relating to any particular royalty statement more than once for any one statement, unless in connection with a civil action filed by Licensor against Licensee in connection with such statement. In the event that any audit by Licensor's accounting professionals reveals that Licensee has underpaid Licensor by an aggregate of * or more with respect to the specific royalty statements which are the subject of such audit, Licensee agrees that it shall also reimburse Licensor for the reasonable documented costs for any such audit (including traveling costs) up to the amount of the shortfall.

                                     THE INFORMATION BELOW MARKED BY * HAS BEEN
                                     OMITTED PURSUANT TO A REQUEST FOR
                                     CONFIDENTIAL TREATMENT.

         6.3. Royalties shall be paid on * % of products sold by Licensee's point of sale ("POS") customers, less actual returns. With respect to shipments to non-POS customers, not less than * % of the shipment shall be deemed a sale for royalty purposes on the date of shipment. Not less than * of the balance of the shipment, less actual returns, shall be deemed a sale for royalty purposes six (6) months following the date of shipment, and the balance of such shipment, less actual returns not already counted, shall be deemed a sale for royalty purposes twelve (12) months following the date of shipment. As used herein, point of sale customers mean those customers who report actual sales by selection number to Licensee via computer and scan their sales by UPC codes at cash registers.

         6.4. Licensor shall permit Licensee, at Licensee's own expense, to have an independent certified public accountant inspect Licensor's books and records with respect to the payment by Licensor of Third Party Fees and Royalties in connection with the Licensed Products, during reasonable hours, upon prior reasonable written notice and subject to such confidentiality requirements (including the execution of appropriate confidentiality agreements) as Licensor may require, for the sole purpose of verifying payment and calculation by Licensor of such Party Fees and Royalties. Licensor's books and records may be examined by Licensee's representatives not more frequently than twice in any twelve-month period and Licensee shall otherwise have substantially the same rights as provided to Licensor under Section 6.2 above.

         6.5. In circumstances where either party is obligated under this Agreement to account to the other party in respect of any entitlement to the other party's share in net profits from the exploitation of the Licensed Product, such party shall account substantially in the same manner and in the same time frame as provided in this Paragraph 6 above. The party to which such accounting is made shall also have substantially the same rights as provided to Licensor in Section 6.2.

          6.6. Licensee recognizes that the timely submission of all reports required to be submitted to Licensor pursuant to Section 6.1 hereof is critical for Licensor to maintain good relations with its third party licensors as well as for Licensor's own financial reporting requirements. Therefore, in addition to any other rights and remedies of Licensor, if Licensee shall be late by more than five (5) business days with respect to any report and/or royalty payment required to be submitted to Licensor pursuant to Section 6.1 hereof (a "Late Report"), then Licensee shall pay to Licensor a late charge ("Late Charge") at a rate equal to the prime rate designated by Citibank N.A. on any royalties covered by such Late Report that are actually payable to Licensor as provided in Schedule B. Such Late Charge shall be computed from the 46th day following the last day of the calendar quarter for which such Late Report is due until the date actually paid. Licensor may elect to waive payment of any such Late Charge if Licensee shall have provided a reasonable estimate of royalties due within fifteen (15) days following the end of the calendar quarter covered by such Late Report.

          6.7 At the time that the Licensor shall provide to Licensee notice of availability of a Game pursuant to Section 2.4 or 2.5 of the Master Atari PC Agreement, Licensor shall provide to Licensee sufficient data to enable Licensee to calculate Third Party Fees and Royalties payable with respect to each Licensed Product (without regard to any advances which may have been made by Licensor). If Licensee is unable to calculate specific Third Party Fees and Royalties from the data provided, Licensee may request assistance from

Licensor with respect thereto, and Licensor shall use its best efforts to respond within seven (7) days from the date of such request, but Licensee shall provide all sales and other data in its possession which are necessary for such calculations.

7.       QUALITY OF LICENSED PRODUCT.
         ----------------------------

          7.1. The Licensed Products as manufactured, advertised, sold, distributed or otherwise disposed of by Licensee under this Agreement shall be of a high quality and shall be sold and distributed in packaging prescribed by Licensor bearing Licensor's trademarks and trade names. Such packaging may indicate that the Licensed Products are distributed by Licensee. Licensor shall have the right to determine in its reasonable discretion whether the Licensed Product meets Licensor's high standards of merchantability. Licensee agrees to furnish Licensor free of cost for Licensor's written approval as to quality and style (which approval shall not be unreasonably withheld), samples of the Licensed Product, together with its proposed advertising, packaging and wrapping materials, before its manufacture, sale or distribution (whichever first occurs) and the Licensed Product shall not be sold or distributed by Licensee without such written approval.

          7.2. If Licensor shall disapprove of any item submitted by Licensee for approval hereunder, Licensor shall furnish at the time notice of disapproval is given to Licensee an explanation of the reason(s) for such disapproval and recommendations for suggested changes and Licensee shall resubmit such item after changes have been made for Licensor's approval. 7.3. In the event that the quality of any Licensed Product approved by Licensor shall become less than that approved by Licensor and Licensee shall fail to raise the quality to the approved level within thirty (30) days after receiving written notice from Licensor,

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


the license granted under this Agreement for such Licensed Product shall automatically terminate and shall remain terminated until Licensor shall subsequently renew its approval of the Licensed product.

          7.4.          If disapproval is not received by Licensee within five
(5) business days after Licensor's receipt of the item submitted for approval, Licensor's approval shall be deemed to have been given. Subsequent to final approval, Licensor may request the Licensee once each quarter to send, without charge, a reasonable number of production samples (but in any event not less than two (2) copies of each language version) without payment of any royalty hereunder to Licensor to ensure quality control. Should Licensor require additional samples for any reason other than resale or any other commercial exploitation by Licensor, Licensee shall be required to sell such samples to Licensor at its cost (but without payment of any Third Party Fees and Royalties or other royalty hereunder), but not more than * units of each Licensed Product.

8.        TRADEMARK AND COPYRIGHT, ETC.
          -----------------------------
          8.1. "Notice" as used in this Section shall mean the following statutory copyright notice and notice of registration or application for registration of the licensed trademark:


                                _ _ _ _ (TM) or (R)
                              All Rights Reserved
             C _ _ _ _ Licensed from [Atari(R) Games Corporation]

or such other copyright notices and notices of registration as may be required by any third party licensors. Licensor shall advise Licensee prior to use whether (TM) or (R) shall follow the "words _ _ _ _."

        8.2. Licensee shall furnish to Licensor samples of all packaging in which the Licensed Products are sold by Licensee and Licensor shall cause the copyright in the packaging to be registered with the U.S. Copyright Office and recorded with the U.S. Customs Dept. at Licensor's expense. Licensee shall print, stamp or mold the Notice on all Licensed Products and on the front of each package or container used in connection therewith, and Licensee shall print the Notice on each label, advertisement and promotional release concerning any Licensed Products, all in accordance with instructions from Licensor, providing, however, that such notice shall be imprinted on the back of the package or container used in connection therewith, displayed on the title screen of the Licensed Product, and in the instruction booklet, if any, packaged with the Licensed Product. Licensee agrees to execute and deliver to Licensor in such form as Licensor may reasonably request all instruments necessary to effectuate trademark protection or to record Licensee as a registered user of any trademarks or to cancel such registration and if Licensee fails to execute such instruments, Licensee hereby appoints Licensor Licensee's attorney-in-fact to do so on Licensee's behalf. Licensee shall also furnish Licensor samples of all advertising or promotional materials bearing the Notice for Licensor's approval.

          8.3. Subject to the terms of this Agreement, Licensee acknowledges and agrees that: All copyrights, trademarks and service marks and rights to same referred to in this Section 8 in the name of and/or owned by Licensor shall be and remain the sole and complete property of Licensor; that all such copyrights, trademarks and service marks and rights to same in the name of or owned by any copyright proprietor other than Licensor or Licensee shall be and remain the sole and complete property of such copyright proprietor; that all trademarks and service marks which, and/or the right to use which, arise out of the license hereby granted to use the Licensed Property shall be and remain the sole and complete property of Licensor; that Licensee shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such trademark or service mark by virtue of this Agreement or of Licensee's uses thereof in connection with the Licensed Products; and that any right, title or interest in or relating to any such trademark or service mark, which comes into existence as a result of, or during the term of, the exercise by Licensee of any right granted to it hereunder shall immediately vest in Licensor.

          8.4. Licensee agrees to assist Licensor at Licensor's expense to the extent necessary in the procurement of any protection or to protect any of Licensor's rights to the Licensed Property. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Licensed Property on articles similar to those covered in this Agreement which may come to the Licensee's attention. Licensor shall have the right to commence action to enforce its proprietary rights and prosecute any such infringements, and Licensee agrees to fully cooperate, at Licensor's expense, in any such action. However, Licensee shall not incur any such expense reimbursable by Licensor without Licensor's express written approval and all recoveries resulting from any such action shall belong solely to Licensor. In the event Licensor declines to pursue any such action, Licensee may, with Licensor's written permission, and subject to the consent of any third party having rights in the Licensed Property, institute such an action, and Licensor, at Licensee's expense, shall cooperate in such action instituted by Licensee and all recoveries resulting from any such action shall belong solely to Licensee. Licensor shall not unreasonably withhold or delay its permission to enable Licensee to pursue an action (if Licensor shall decline to pursue such action) against persons or entities reasonably believed by Licensee to be counterfeiting or pirating Licensee's Licensed Products. Licensor shall not unreasonably withhold or delay its permission to grant to any sublicensee who requires it, at the time of entering into a sublicense, reasonable rights (without Licensor's prior consent in each instance) to pursue persons reasonably believed to be engaged in counterfeiting or piracy of the Licensee Product.

          8.5.     During the term of this Agreement and thereafter, Licensee:

          (a) will not challenge the ownership or rights of Licensor in and to the Licensed Property or any copyright or trademark pertaining thereto developed by or for Licensor, nor attack the validity of the license granted hereunder or participate in any challenge thereto;

          (b) will manufacture, sell and distribute the Licensed Products in compliance with all applicable laws and governmental regulations in accordance with the terms of this Agreement;

          (c) will not except as set forth in this Agreement, either directly or indirectly, use or display or authorize others to use or display, the trademarks, copyrights or proprietary rights of Licensor in connection with any advertising, assembly, manufacture, distribution, use, sale or lease of any goods, other than in connection with the manufacture and sale of the Licensed Products; and

          (d) subject to Licensee's best business judgment Licensee will exercise reasonable efforts to: (i) manufacture sufficient quantities of the Licensed Product to meet the market demand for same; (ii) conduct advertising activities to promote the sale of

Licensed Product; and (iii) make any and all arrangements necessary to accomplish such undertakings.

9.       Materials.
         ---------

          9.1. Notwithstanding anything contained herein to the contrary and subject to the terms of this Agreement, all artwork, designs and computer software embodying the Licensed Property, or any reproduction thereof, which are designed, developed and/or created by Licensee hereunder (or any of its sublicensees, affiliates or subsidiaries), shall be, and remain Licensor's sole and exclusive property, inclusive of all copyrights and right to copyright therein and thereto for the life of the copyright therein; provided that during the term of this Agreement, Licensee shall have the exclusive right, license and privilege (without any compensation to Licensor except as provided in Section 5) to use all such above described materials in connection with its exploitation, sale and distribution of the Licensed Products.

          9.2. Licensor shall make available to Licensee, at Licensor's actual out of pocket cost, any artwork relating to the Licensed Property which Licensor owns and which is reasonably available to Licensor for Licensee's use in connection with the exploitation of the Licensed Property.

10.       TRANSLATIONS.
          -------------
In the event that Licensee shall reasonably require the text associated with any Licensed Product to be translated into a language other than English, Licensor shall, upon request, provide to Licensee the text files and the text that appears in bit map files and printed copies of the script used for audio components of the Licensed Product and Licensee shall furnish, at its own expense, to Licensor a translation text thereof. Licensor shall then cause a new Technically Acceptable Master Disk (as that term is defined in the Master Atari PC Agreement) containing such translation to be encoded, at Licensor's own expense, and delivered to Licensee.

11.       REPRESENTATIONS AND WARRANTIES.
          -------------------------------

          11.1. Licensor hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by Licensor; Licensor has the full power and authority to enter into this Agreement and perform its obligations hereunder; this Agreement constitutes the valid and binding obligation of Licensor, enforceable in accordance with its terms; the making of this Agreement does not violate any agreement, right or obligation existing between Licensor and any other person, firm or corporation; and the Licensed Property, if used pursuant to the license granted herein, will not infringe upon or violate any rights of any third party.

          11.2. Licensee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by Licensee; Licensee has the full power and authority to enter into and perform its obligations hereunder; this Agreement constitutes the valid and binding obligation of Licensee, enforceable in accordance with its terms; the making of this Agreement does not violate any agreement, right or obligation existing between Licensee and any other person, firm or corporation; and its manufacture, advertisement, distribution and sale of the Licensed Products will be in accordance with the terms of this Agreement so as not to infringe upon or violate any rights of any third party.

              12.   INDEMNIFICATION.
                    ----------------

          12.1. Each party agrees to indemnify and hold the other (including officers, directors, agents and employees of such party or its subsidiaries, affiliates and sublicensees) harmless against any loss, damage, expense or cost (including reasonable attorneys' fees) arising out of any claim, demand or suit or judgment resulting from any breach of any warranty or representation set forth in Section 11 above. Each party shall promptly inform the other of any such claim, demand, suit or judgment.

          12.2. In connection with any such claim, demand or suit referred to above, the party so indemnifying (the "Indemnitor") agrees to defend, contest or otherwise protect the indemnified party (the "Indemnitee") against any such suit, action, investigation, claim or proceeding at the Indemnitor's own cost and expense. The Indemnitee shall have the right, but not the obligation to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that the Indemnitor fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnitee shall have the right to defend, contest or otherwise protect against the same, and, upon ten (10) days' written notice to the Indemnitor, make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including without limitation, reasonable attorneys' fees, disbursements and all reasonable amounts applied as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof. The obligations hereunder shall survive the termination or expiration of this Agreement.

          12.3. Neither Licensor nor Licensee shall be liable for any incidental, consequential or punitive damages to the other.

             13.    EVENTS OF DEFAULT AND TERMINATION.
                    ----------------------------------
Licensee shall be deemed to be in default of this Agreement in the event either of the following occurs:

          (a) Licensee fails to make any payment or furnish any statement in accordance herewith, provided that Licensee shall have been given a first written notice of such default and a period of at least 15 days in which to cure such default and, if such default shall not have been cured within such period, Licensee shall have been given a second written notice of such default and a further period of at least 10 days in which to cure such default; or

          (b) Licensee fails after thirty (30) days' written notice to Licensee to comply with any other of Licensee's obligations hereunder.

             14.    EXPIRATION OR TERMINATION OF AGREEMENT.
                    ---------------------------------------
Upon expiration or termination of this Agreement, all rights granted to Licensee herein shall forthwith revert to Licensor with the following consequences:

          (a) All unpaid royalties shall be due and payable in accordance with Section 6.1 hereof.

          (b) Licensor shall thereafter be free to license others to use the Licensed Property in connection with the manufacture, advertisement, distribution and sale of items identical or similar to the Licensed Products in the Licensed Territory.

          (c) In the event of termination or expiration of this Agreement, other than a termination by Licensor as a result of a material breach of this Agreement by Licensee, Licensee may continue to sell for a period of one hundred eighty (180) days after the

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


effective date of termination all approved copies of the units of the Licensed Product produced prior thereto.

          Notwithstanding the expiration or termination of this Agreement, Licensor will continue to account and pay over to Licensee, on a periodic basis not less frequently than quarterly, * % of the net profits (as calculated in Section 2. 1 above) derived by Licensor from the exploitation of any ancillary merchandising rights to the Licensed Products (as provided in Section 2.1 above) and * % of the net profits derived by Licensor from the exploitation of Licensed Products in Japan, as provided in Section 3.2 above.

15.       Confidential Information.
          ------------------------

Each of the parties shall keep in confidence and not disclose to any third party, without the written permission of the other party, the terms of this Agreement and the proprietary information of the other party made known to it under this Agreement. This requirement of confidentiality shall not apply to information that is (a) in the public domain through no wrongful act of the disclosing party; (b) rightfully received by the disclosing party from a third party who is not bound by a restriction of nondisclosure; (c) already in the disclosing party's possession without restriction as to disclosure; or (d) is required to be disclosed by applicable rules and regulations of government agencies or judicial bodies. This obligation of confidentiality: (i) shall survive termination of this Agreement and (ii) shall extend to any subcontractor of either party and each party agrees to obtain from each such subcontractor a written agreement to abide by the foregoing confidentiality requirements. Each of the parties shall be entitled to seek injunctive or equitable relief to prevent the breach or threatened breach by the other of the provisions of this Section and to secure its enforcement.

16.       NOTICES.
          --------
Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally or by express mail; or (ii) five
(5) days after its being mailed, air express, registered or certified, return receipt requested in a U.S. Post Office addressed as follows:

TO LICENSEE:                     GT Interactive Software Corp.
                                 16 East 40th Street
                                 New York, New York 10016
                                 Attention: Mr. Ron Chaimowitz,
                                 Telephone Number: (212) 726-6508
                                 Facsimile Number: (212) 679-6850

WITH A COPY TO:                  GT Interactive Software Corp.
                                 16 East 40th Street
                                 New York, New York 10016
                                 Attention: Mr. Harry Rubin
                                 Telephone Number: (212) 726-6523
                                 Facsimile Number: (212) 679-6850

WITH A COPY TO:         GT Interactive Software Corp. 16
                        East 40th Street
                        New York, New York 10016 Attention: Alan Behr, Esq.
                        Telephone Number: (212) 726-6500
                        Facsimile Number: (212) 679-6850


TO LICENSOR:            Atari Games Corporation
                        c/o WMS Industries Inc.
                        3401 North California Avenue
                        Chicago, Illinois 60618
                        Attention: Mr. Neil D. Nicastro, President
                        Telephone Number: (312) 728-2300
                        Facsimile Number: (312) 539-2099

WITH A COPY TO:         Williams Entertainment Inc.
                        1800 South Business 45
                        Corsicana, Texas 75110
                        Attention: Mr. Byron Cook
                        Telephone Number: (903) 874-2683
                        Facsimile Number: (903) 872-8000

WITH A COPY TO:         Jeffrey N. Siegel, Esq.
                        Shack & Siegel, P.C.
                        530 Fifth Avenue
                        New York, New York 10036
                        Telephone Number: (212) 782-0700
                        Facsimile Number: (212) 782-1964


or such other address as either party may designate by notice given as aforesaid.

17.      MISCELLANEOUS.
         --------------

          17.1. This Agreement is personal to Licensee as one party and Licensor as the other party. Neither this Agreement nor any party's rights under it may be assigned, in whole or in part, nor may Licensee's or Licensor's rights or obligations hereunder be delegated, in whole or in part, to any person or party without the prior written consent of the other party, except that any party may assign its rights and delegate obligations to any of its direct or indirect wholly-owned subsidiaries or affiliates or to any person, firm or corporation owning or acquiring all or substantially all of the stock or assets of that party, as long as that party remains fully liable for its obligations hereunder. Any sale of not less than 50.1% of the stock or assets of Licensor shall include a requirement for the assumption by the purchaser of all covenants, obligations and duties undertaken by the seller pursuant to the terms of this Agreement, including its obligations with respect to Games and the intellectual property from which they are derived. This Agreement shall bind the parties, their successors and permitted assignees and delegees. Licensor as one party, and Licensee as the other party, are each liable for their respective obligations under the terms of this Agreement.

  17.2. The entire understanding between the parties hereto relating to the subject matter hereof is contained herein. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by the parties hereto.

  17.3. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and no waiver shall be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

  17.4. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and Licensee, and neither Licensor nor Licensee shall have any right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

          17.5. This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed in the State of Illinois.

          17.6. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

          17.7. This Agreement may be executed in counterparts each of which shall be deemed an original and when taken together shall be deemed one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                ATARI GAMES CORPORATION


                                By:______________________________


                                GT INTERACTIVE SOFTWARE CORP.



                                By:______________________________

                                  SCHEDULE A
                                  ----------



                   [Insert description of Licensed Property]

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


                                  SCHEDULE B
                                  ----------

                                   ROYALTIES
                                   ---------

         Licensee shall pay royalties in an amount equal to the following percentages of the net wholesale sales price of a Unit sold and not returned:

Net Wholesale Sales Price                         Royalty %
- - -------------------------                         ---------
  $  *    or greater                                * %
     *                                              * %
     *                                              * %
     *                                              * %
     *                                              * %
     *                                              * %
     *                                              * %
     *                                              * %


At Net Wholesale Sales Prices, as hereafter defined, between $0.01 and $ * the above percentages shall be prorated based upon the next highest and next lowest royalty percentage. For example, at a Net Wholesale Sales Price of $26.00, the royalty percentage shall be * %. Notwithstanding the above, if the Licensed Products cost $ * or more to develop or acquire ("Premium Products"), the minimum per unit royalty for such Premium Products shall be calculated as follows: the minimum per unit royalty during the six-month period commencing on the date on which the Premium Product was First Released shall be an amount equal to * % of the product of (1) the Net Wholesale Sales Price of such Premium Product as of the date of release multiplied by (2) the royalty percentage which corresponds to such Net Wholesale Sales Price on the table set forth above (prorated as appropriate). Thereafter, there shall be no further minimum per unit royalty. The foregoing minimum per unit royalty provision shall not apply to so-called "hint books" as to which there shall be no minimum royalty.

"Net Wholesale Sales Price" shall be that price invoiced by Licensee to its customers, less any price discounts, rebates or credits granted at the time of sale and taxes invoiced to customers (including VAT). No deduction shall be made for bad debts or other uncollected amounts, advertising allowances, including cooperative advertising, or any other costs incurred in manufacturing, selling or distributing the Licensed Products. In the event that Licensee's experience with respect to bad debts and uncollectible amounts during any calendar year in

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


respect of sales of Licensed Products under this Agreement and all Other Atari Home Computer Software Distribution and License Agreements entered into between Licensor and its affiliates and Licensee under the Master Atari PC Agreement, shall exceed * % of Licensee's aggregate net sales of Licensed Products under this Agreement and all such Other Atari Home Computer Software Distribution and License Agreements during such calendar year ("Excess Bad Debts"), then Licensee shall be entitled to receive a credit against royalties payable under this Agreement or any Other Atari Home Computer Software Distribution and License Agreement determined as follows: the average of the weighted Net Wholesale Sales Prices of all Licensed Products sold under this Agreement and all Other Atari Home Computer Software Distribution and License Agreements during such calendar year shall be determined, and the royalty percentage which corresponds thereto in the table above (prorated as appropriate) shall be multiplied by the amount of Excess Bad Debts for such calendar year to determine the amount of such credit.

Royalties for "direct response sales" shall be calculated by multiplying * of the royalty percentages set forth above (prorated as appropriate) times Licensor's net receipts from such sales and, for purposes of determining the applicable royalty percentages in the table set forth above, the amount of such net receipts shall be * substituted for "Net Wholesale Sales Price. The minimum per unit royalty shall be of the minimum per unit royalty applicable to sales other than "direct response sales." Direct response sales shall refer to sales made directly to consumers other than from a fixed retail location and shall include catalogue sales, direct mail, print and television sales. Licensee's net receipts from direct response sales shall be based upon actual monies received, less amounts separately paid by purchasers as sales taxes and shipping and handling charges.

Where Licensor has acquired from a third party a Licensed Property in connection with which Third Party Fees and Royalties amounting to * % or more of Licensee's estimated Net Wholesale Sales Price are payable, Licensee may elect, at the time it elects to accept the Licensed Product under the Master Atari PC Agreement, to pay a substitute royalty ("Substitute Royalty") therefor, which will reduce only the highest royalty based upon the Net Wholesale Sales Price of the Licensed Product otherwise payable pursuant to the royalty table included in this Schedule "B." For example, if the Substitute Royalty for a Licensed Product is
* % , this would apply to units sold at Net Wholesale Sales Prices of $ * and above; for lower Net Wholesale Sales Prices, the royalty percentages and corresponding Net Wholesale Sales Prices reflected in the royalty table would not be changed, except that the royalty percentage may not exceed the amount of the Substitute Royalty.

The Substitute Royalty shall be computed by comparing the gross profit of Licensor (i. e., royalty earned, less * Third Party Fees and Royalties, less * of Shared Institutional Advertising, as such term is hereinafter defined) to the gross profit of Licensee (i.e., Net Wholesale Sales Price, less royalty payable to Licensor, less * Third Party Fees and Royalties, less product manufacturing cost, less * of Shared Institutional Advertising, less * % of Net Wholesale Sales Price (equivalent to Licensee's operating costs, excluding overhead)); and determining the royalty percentage that would yield the same gross profit for both Licensor and Licensee. The computation of the Substitute Royalty for any year shall be adjusted following the end of such

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


year for the prior year to reflect changes in all of the components set forth above, except for the * % figure referenced above, during such prior year and any increase or decrease in the Substitute Royalty resulting from such adjustment shall be reflected on the royalty statement for the first Royalty Period of the following year.

Where the Licensed Property (whether acquired from a third party or developed by Licensor or any of its affiliates in house) has not been embodied in a coin-operated video or pinball game, whether distributed by Licensor or any entity which at any time was an affiliate or a member of the Atari Group, or will not be embodied in a coin-operated video or pinball game distributed within 60 days from the release of the Licensed Product, institutional advertising costs (i.e., radio, television and print advertising to the general public), will be shared equally ("Shared Institutional Advertising") by Licensee and Licensor, provided that (a) the portion of the Shared Institutional Advertising costs to be borne by Licensor shall not exceed * % of the Net Wholesale Sales Price of the Licensed Product, and shall only be payable in that portion of the Licensed Territory in which Licensee itself (and not its sublicensees) actually pays for institutional advertising costs and (b) all such Shared Institutional Advertising costs and budgets therefor shall have been previously approved in writing by Licensor. Licensee at its own cost and expense shall be solely responsible for all in-store and cooperative advertising costs associated with the sale of Licensed Products in the Licensed Territory.

Anything in the foregoing paragraphs to the contrary notwithstanding, where the Licensed Property has not been embodied in a coin-operated video or pinball game, whether distributed by Licensor or any entity which at any time was or is an affiliate of any member of the WMS Group or the Atari Group, Licensee may elect to pay an alternative royalty therefor. The alternative royalty shall equal the sum of the royalty percentage payable in accordance with the table set forth in Schedule B plus the Licensee's share of Third Party Fees and Royalties, but in no event shall the alternative royalty exceed * % of the actual Net Wholesale Sales Price of the Licensed Product; provided, however, that anything in the foregoing paragraphs or this paragraph to the contrary notwithstanding, under no circumstances shall royalties, whether regular royalties, Substitute Royalties or alternative royalties, be less than * % of the Third Party Fees and Royalties payable with respect to the sale of Licensed Products.

See Section 2.15 of the Master Atari PC Agreement with respect to the amounts of royalties payable for Licensed Products described therein.

ADJUSTMENTS TO ROYALTIES
- - ------------------------

Anything above to the contrary notwithstanding:

    1. If Licensor is obligated to pay any Third Party Fees and Royalties with respect to the sale of Licensed Products, the per unit royalties to be paid by Licensee to Licensor with respect to such Licensed Products shall be equal to
* % of all such Third Party Fees and Royalties, plus the greater of (a) the royalty otherwise payable to Licensor as provided above and (b) the other * % of such Third Party Fees and Royalties. In no event shall the per unit

                                        THE INFORMATION BELOW MARKED BY * HAS
                                        BEEN OMITTED PURSUANT TO A REQUEST FOR
                                        CONFIDENTIAL TREATMENT.


royalty on the sale of Licensed Products be less than * % of such Third Party Fees and Royalties.

    2. In cases where Licensed Products are sold by sublicensees under sublicensees granted by Licensee in accordance with the provisions of the Master Atari PC Agreement, royalties shall be payable by Licensee to Licensor hereunder equal to the sum of (a) an amount equal to all Third Party Fees and Royalties payable with respect to the sale of such Licensed Products, plus (b) * % of the net proceeds received by Licensee from such non-affiliated third party sublicensee after deducting (i) a fee to Licensee equal to * % of such net proceeds, (ii) an amount equal to all Third Party Fees and Royalties, and, (iii) in the case of non-affiliated third party sublicensees to whom Licensee supplies the Licensed Product, Licensee's direct manufacturing and shipping costs. Revenues from bundling shall be shared in the same manner as revenues from sublicenses; provided, however, that if Licensee is also the manufacturer of products for bundling, the fee to Licensee shall equal * % rather than * % of net proceeds. In no event shall the per unit royalty be less than * % of such Third Party Fees and Royalties.

    3. Until Licensee shall have fully recouped the $ * Minimum Guaranteed Advance Royalty, as provided below, Licensor shall pay over to Licensee Licensor's share of net profits from the exploitation of the Licensed Product in Japan and in any other territories in which Licensor is entitled to exploit the
* Licensed Products or ancillary merchandising rights thereto under this Agreement except for territories not available to Licensee by reason of third party agreements existing on the Effective Date, and all amounts so paid over to Licensee shall be deemed to constitute additional Recoupable Amounts (as that term is used below) under this Agreement.

RECOUPMENT.
- - -----------

Licensee shall be entitled to apply the aggregate amount by which (a) Royalties applied or accrued under this Agreement exceed (b) * % of the amount of any Third Party Fees and Royalties payable by Licensor to parties having rights with respect to the sale of Licensed Products (the "Recoupable Amount") to recoup the
* Dollars Minimum Guaranteed Advance Royalty paid by Licensee to WMS Industries Inc. pursuant to Section 3 of the Master Atari PC Agreement and the Master Atari Home Video Agreement (as that term is defined in the Master Atari PC Agreement), until such Recoupable Amount together with Recoupable Amounts applied or accrued by Licensee under any Other Atari Home Computer Software Distribution and License Agreement entered into by Licensee pursuant to the Master Atari PC Agreement ("Other Home Software Distribution and License Agreements") and under any Atari Home Video Distribution and License Agreement entered into by Licensee pursuant to the Master Atari Home Video Agreement (and to the extent applicable amounts which may be recouped against such Minimum Guaranteed Advance Royalty pursuant to the GTIS Master Home Video Agreement and the GTIS Master PC Agreement) equal * Dollars; provided, however, that (a) to the extent that the aggregate of all Recoupable Amounts applied or accrued under this Agreement and the Other Atari Home Computer Software Distribution and License Agreements and under any Atari Home Video Distribution and License

                                     THE INFORMATION BELOW MARKED BY * HAS BEEN
                                     OMITTED PURSUANT TO A REQUEST FOR
                                     CONFIDENTIAL TREATMENT.


Agreement entered into pursuant to the Master Atari Home Video Agreement between the Effective Date and one year after the Effective Date exceed the installment of the Minimum Guaranteed Advance Royalty paid on the Effective Date, such excess shall be paid to WMS Industries Inc. and applied in reduction of the installment of the Minimum Guaranteed Advance Royalty payable on one year after the Effective Date under the Master Atari PC Agreement and Master Atari Home Video Agreement.

LIMITATIONS ON FREE AND PROMOTIONAL GOODS; CLOSE-OUTS.
- - ------------------------------------------------------

Licensee shall be permitted to distribute free and promotional goods without the payment of any Third Party Fees and Royalties or other royalties thereon, subject to the provisions of Section I above and within the following territorial and quantity limits:

    United States and Canada:           * units in the aggregate

    United Kingdom,
    Germany, Scandanavia,
     Benelux, Italy, Spain,
     Australia, and Japan:              * units per country

    Other Countries:                    * units per country


No royalties shall be payable by Licensee to Licensor in excess of any Third Party Fees and Royalties in connection with the sale by Licensee of "close-outs". For purposes hereof, "close-outs" shall mean any Licensed Products that are sold for a price no greater than the sum of direct manufacturing and shipping costs plus any Third Party Fees and Royalties.

                                                        ANNEX

                              WMS Industries Inc.
                         3401 North California Avenue
                               Chicago, IL 60618



                                                        March 27, 1996



GT Interactive Software Corp.
16 East 40th Street
New York, NY 10016

Re:  Japan Territory
     ---------------

Gentlemen:

         Reference is made to the GTIS Master Option and License Agreement dated December 28, 1994, as amended (the "GTIS Master PC Agreement"), the GTIS Master Option and License Agreement (Home Video Games) dated March 31, 1995, as amended (the "GTIS Master Home Video Agreement"), the Master Option and License Agreement for Atari PC Games dated March 27, 1996 (the "Master Atari PC Agreement") and the Master Option and License Agreement for Atari Home Video Games dated March 27, 1996 )(the "Master Atari Home Video Agreement"). The GTIS Master PC Agreement, the GTIS Master Home Video Agreement, the Master Atari PC Agreement and the Master Atari Home Video Agreement are collectively referred to herein as the "Master Agreements."

         This will confirm our agreement that during the "Japan Territory Period," as that term is defined below, the Licensed Territory, as that term is defined in the license and distribution agreements annexed as Exhibit A to the Master Agreements, shall not exclude Japan. The Japan Territory Period shall mean the period beginning on the Effective Date, as that term is defined in the Master Atari Home Video Agreement, and ending on the date which is the later to occur of (i) two years after the Effective Date, or (ii) one year after either GTIS or WMS gives written notice to the other of its decision to terminate the Japan Territory Period; provided, however, that if such notice is given by WMS, the termination shall not be effective unless on the designated termination date WMS directly or indirectly owns not less than 49 % of an entity which (i) is or intends to become a distributor of home video or personal computer games in Japan, and (ii) conducts or intends to conduct meaningful business in Japan. If such entity does not intend to distribute both home video and personal computer games in Japan, then the aforesaid termination shall be effective only as to the category of games (home video games or

GT Interactive Software Corp.       -2-             March 27, 1996

personal computer games) which such entity does intend to distribute. During the Japan Territory Period, Japan shall be deemed added to Schedule C to the Master Atari Home Video Agreement and the GTIS Master Home Video Agreement and shall be deemed designated as a Key Marketing Area as such term is defined therein. In addition, anything in this letter, the Master Agreements or licenses issued pursuant to the Master Agreements to the contrary notwithstanding, GTIS shall pay to the WMS Group and shall have no right to recoup any Royalties attributable to Licensed Products sold in Japan during the Japan Territory Period pursuant to the licenses issued under the GTIS Master Home Video Agreement.

         After termination of the Japan Territory Period, (i) licenses entered into during the Japan Territory Period and still in effect on the date of termination of such period shall continue for their term, and (ii) with respect to licenses entered into after the Japan Territory Period, the Licensed Territory shall exclude Japan, and the terms of applicable Master Agreements and related license agreements shall apply.

         Please indicate your agreement to the foregoing by signing this letter in the place provided below.

                                                Very truly yours,

                                                WMS INDUSTIRES INC.

                                                By:/s/ NEIL NICASTRO
                                                   ________________________
                                                       Neil Nicastro


Accepted and Agreed To:

GT INTERACTIVE SOFTWARE CORP.

By:/s/ RONALD CHAIMOWITZ
   _______________________________
       Ronald Chaimowitz